Exhibit 99.1

    Rubin Gruber to Retire from Sonus Networks' Board of Directors

    CHELMSFORD, Mass.--(BUSINESS WIRE)--Aug. 23, 2005--Sonus Networks (Nasdaq: SONS), a leading supplier of service provider voice over IP
(VoIP) infrastructure solutions, today announced that its Chairman Emeritus, Rubin Gruber, will be retiring from the Sonus Networks Board of Directors at the end of August. Mr. Gruber has served on Sonus Networks' Board of Directors since co-founding the company in 1997 and he will continue to be available to assist the Company.
    "During the last eight years, I have had the unique opportunity to experience Sonus' growth from an idea into a global leader in the VoIP market," commented Rubin Gruber. "Sonus has achieved a great deal since its founding, and I remain excited about Sonus' prospects as a leader in the VoIP industry."
    "As co-founder and a member of our senior management team, Rubin's business acumen, industry experience, and his unwavering commitment to building Sonus into a recognized leader in the market has been a great benefit to Sonus," said Hassan Ahmed, chairman and CEO, Sonus Networks. "Rubin is one of the true pioneers in our industry. Although I will personally miss his presence in the Boardroom, I share his enthusiasm for Sonus' future and look forward to building on the Company's leadership position."
    Following Mr. Gruber's retirement, the Sonus Networks Board of Directors will consist of the following members: Hassan Ahmed, Bert Notini, Ed Anderson, Paul Severino, H. Brian Thompson and John Cunningham.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Risk Factors" section of Sonus' Annual Report on Form 10-K, dated March 15, 2005, and the "Cautionary Statements" section of Sonus' Quarterly Report on Form 10-Q, dated August 8, 2005, both filed with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks. Open Services Architecture is a trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.


    CONTACT: Sonus Networks, Inc.
             Investor Relations:
             Jocelyn Philbrook, 978-614-8672
             jphilbrook@sonusnet.com
             or
             Media Relations:
             Sarah McAuley, 212-699-1836
             smcauley@sonusnet.com